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                                                                     EXHIBIT 5.1

             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

                                  March 5, 2003


RAIT Investment Trust
RAIT Partnership, L.P.
1818 Market Street, 28th Floor
Philadelphia, Pennsylvania 19103

Ledgewood Law Firm, P.C.
1521 Locust Street
Philadelphia, Pennsylvania 19102

      Re: RAIT Investment Trust, a Maryland real estate investment trust (the "Company"), and RAIT Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") - Registration Statement on Form S-3 pertaining to $299,329,501 maximum aggregate initial offering price of (i) common shares of beneficial interest of the Company, par value $.01 per share ("Common Shares"); (ii) preferred shares of beneficial interest of the Company, par value $.01 per share ("Preferred Shares"); (iii) warrants to purchase Common Shares or Preferred Shares ("Warrants"); and (iv) debt securities of the Operating Partnership ("Debt Securities") and guaranties of the Debt Securities by the Company ("Guaranties")

Ladies and Gentlemen:

            In connection with the registration of the Debt Securities, the Guaranties, the Common Shares, the Preferred Shares and the Warrants (collectively, the "Securities") under the Securities Act of 1933, as amended (the "Act"), by the Operating Partnership and the Company pursuant to a Registration Statement on Form S-3 filed or to be filed with the Securities and Exchange Commission on or about March 5, 2003 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

            We have acted as special Maryland counsel to the Company and RAIT General, Inc., a Maryland corporation and direct wholly-owned subsidiary of the Company ("RAIT GP"),
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which acts as general partner of the Operating Partnership in connection with the matters described herein. In our capacity as special Maryland counsel to the Company and RAIT GP and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

            (i) the declaration of trust of the Company (the "Declaration of Trust") represented by Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the "Department") on November 19, 1997, Articles of Amendment filed with the Department on January 7, 1998 and September 29, 2000 and a Certificate of Correction filed with the Department on May 10, 2002;

            (ii) the Bylaws of the Company, adopted as of August 14, 1997 (the "Bylaws");

            (iii) the Organizational Action by Consent in Writing of the Sole
                  Trustee of the Company, dated as of August 14, 1997 (the "Organizational Minutes");

            (iv) resolutions adopted by the Board of Trustees of the Company (the "Board of Trustees"), dated as of March 4, 2003 (the "Trustees' Resolutions");

            (v) the Registration Statement and the related form of prospectus included therein;

            (vi) a draft of the indenture in the form attached as an exhibit to the Registration Statement (the "Indenture");

            (vii) a certificate of Betsy Z. Cohen, Chairman of the Board and
                  Chief Executive Officer of the Company, and Ellen J. DiStefano, Chief Financial Officer and Executive Vice President of the Company, dated as of recent date (the "Officers' Certificate"), which certifies that, among other things, the Declaration of Trust, the Bylaws, the Organizational Minutes and the Trustees' Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect as of the date of the Officers' Certificate;

            (viii) a status certificate of the Department as to the good standing of the Company, dated as of March 3, 2003;
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            (ix)  the corporate charter of RAIT GP, represented by Articles of
                  Incorporation filed with the Department on August 14, 1997 (the "RAIT GP Charter");

            (x) the Bylaws of RAIT GP, as adopted on August 14, 1997 (the "RAIT GP Bylaws");

            (xi) the Organizational Action by Consent in Writing of the Sole Director of RAIT GP, dated as of August 14, 1997 (the "RAIT GP Organizational Minutes");

            (xii) resolutions adopted by the Board of Directors of RAIT GP (the
                  "Board of Directors"), dated as of March 4, 2003 (the "RAIT GP Directors' Resolutions");

            (xiii) a status certificate of the Department, dated as of March 3,
                  2003, to the effect that RAIT GP is duly incorporated and existing under the laws of the State of Maryland and duly authorized to transact business in the State of Maryland;

            (xiv) a certificate of Betsy Z. Cohen, Chairman of the Board and
                  Chief Executive Officer of RAIT GP, and Ellen J. DiStefano, Chief Financial Officer, Secretary and Vice President of RAIT GP, dated as of recent date (the "RAIT GP Officers' Certificate"), which certifies that, among other things, the RAIT GP Charter, the RAIT GP Bylaws, the RAIT GP Organizational Minutes and the RAIT GP Directors' Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect as of the date of the RAIT GP Officers' Certificate;

            (xv) Limited Partnership Agreement of the Operating Partnership, dated August 15, 1997, between RAIT GP, as general partner, and RAIT Limited, Inc., a Maryland corporation, which is a direct wholly-owned subsidiary of the Company, as limited partner; and

            (xvi) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

            In reaching the opinion set forth below, we have assumed the following:
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            (a)   Each person executing any of the Documents on behalf of a
                  party (other than the Company) is duly authorized to do so.

            (b) Each natural person executing any of the Documents is legally competent to do so.

            (c) All of the Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered. All of the Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all of the Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise.

            (d) The resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Trustees subsequent to the date hereof including, but not limited to, the adoption of all resolutions and the taking of all action necessary to authorize the issuance and sale of the Common Shares, the Preferred Shares and the Warrants and the making of the Guaranties in accordance with the procedures set forth in Paragraphs 1, 2, 3 and 4 below, will occur at duly called meetings at which a quorum of the incumbent trustees of the Company is present and acting throughout, or by unanimous written consent of all incumbent trustees, all in accordance with the Declaration of Trust and the Bylaws of the Company and applicable law.

            (e) The resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors subsequent to the date hereof including, but not limited to, the adoption of all resolutions and the taking of all action necessary to authorize the issuance and sale of the Debt Securities by the Operating Partnership in accordance with the procedures set forth in Paragraph 4 below, will occur at duly called meetings at which a quorum of the incumbent directors of RAIT GP is present and acting throughout, or by unanimous written consent of all incumbent directors,
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                  all in accordance with the RAIT GP Charter and the RAIT GP
                  Bylaws and applicable law.

            (f) The number of Preferred Shares and the number of Common Shares to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of Preferred Shares and the number of Common Shares issuable upon the conversion or exchange of Preferred Shares or upon the conversion of Debt Securities or the exercise of the Warrants offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of Preferred Shares, and the number of Common Shares, respectively, authorized in the Declaration of Trust of the Company, less the number of Preferred Shares and the number of Common Shares, respectively, authorized and reserved for issuance and/or issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which the Warrants are exercised and the date subsequent to the date hereof on which the Preferred Shares and the Common Shares, respectively, are issued pursuant to the conversion or exchange of Preferred Shares or Debt Securities or the exercise of Warrants.

            (g) None of the terms of any of the Securities or any agreements related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Securities containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of any such Securities or agreements established subsequent to the date hereof will violate any applicable law or will conflict with, or result in a breach or violation of, the Declaration of Trust or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company.

            (h) None of the terms of any of the Debt Securities or any agreements related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Debt Securities containing such terms established subsequent to the date hereof nor the compliance by RAIT GP with the terms of any such Debt Securities or agreements established subsequent to the date hereof will violate any applicable law or will conflict with, or
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                  result in a breach or violation of, the RAIT GP Charter or the
                  RAIT GP Bylaws, or any instrument or agreement to which RAIT
                  GP is a party or by which RAIT GP is bound or any order or decree of any court, administrative or governmental body having jurisdiction over RAIT GP.

            (i) The form of certificate or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law.

            (j) None of the Securities to be offered and sold subsequent to the date hereof, and none of the Preferred Shares or Common Shares issuable upon the conversion or exchange of any such Securities, will be issued or transferred in violation of the provisions of Article VII of the Declaration of Trust relating to restrictions on ownership and transfer of shares of beneficial interest.

            (k) None of the Securities to be offered and sold subsequent to the date hereof, and none of the Preferred Shares or Common Shares issuable upon the conversion or exchange of any such Securities will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the "MGCL"), in violation of Section 3-602 of the MGCL.

            Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

            1) Upon due authorization by the Board of Trustees of a designated number of Common Shares for issuance at a minimum price or value of consideration to be set by the Board of Trustees, all necessary trust action on the part of the Company will have been taken to authorize the issuance and sale of such Common Shares, and when such Common Shares are issued and delivered against payment of the consideration therefor as set by the Board of Trustees, such Common Shares will be validly issued, fully paid and nonassessable.

            2) Upon: (a) designation by the Board of Trustees of one or more series of Preferred Shares to distinguish each such series from any other series of Preferred Shares issued and outstanding or classified but not yet issued; (b) setting by the Board of Trustees of the number of Preferred Shares to be included in each such series; (c) establishment by the Board of Trustees
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                  of the preferences, conversion and other rights, voting
                  powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each such series of Preferred Shares; (d) filing by the Company with the Department of articles supplementary setting forth a description of each such series of Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Trustees and a statement that such series of the Preferred Shares has been classified by the Board of Trustees under the authority contained in the Declaration of Trust, and the acceptance for record by the Department of such articles supplementary; (e) due authorization by the Board of Trustees of a designated number of shares of such series of Preferred Shares for issuance at a minimum price or value of consideration to be set by the Board of Trustees; and (f) reservation and due authorization by the Board of Trustees of any shares of any other series of Preferred Shares and/or any Common Shares issuable upon conversion of such series of Preferred Shares in accordance with the procedures set forth in this Paragraph 2 and Paragraph 1 above, all necessary trust action on the part of the Company will have been taken to authorize the issuance and sale of shares of such series of Preferred Shares and when such shares of such series of Preferred Shares are issued and delivered against payment of the consideration therefor as set by the Board of Trustees, such shares of such series of Preferred Shares will be validly issued, fully paid and nonassessable.

            3) Upon: (a) designation and titling by the Board of Trustees of the Warrants; (b) setting by the Board of Trustees of the number of Warrants to be issued; (c) establishment by the Board of Trustees of the terms, conditions and provisions of the Warrants; (d) due authorization by the Board of Trustees of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Trustees; and (e) reservation and due authorization by the Board of Trustees of the Common Shares and the Preferred Shares of the Company issuable upon exercise of such Warrants in accordance with the procedures set forth in Paragraphs 1 and 2 above, at a minimum price or value of consideration to be set by the Board of Trustees, all necessary trust action on the part of the Company will have been taken to authorize the issuance and sale of the Warrants, and when such Warrants are issued and delivered against payment of the consideration therefor as set by the Board of Trustees, in accordance with the authorization by the Board of Trustees and the terms
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                  of any warrant agreement, and authenticated by the warrant agent, such Warrants will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization and other laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

            4) Upon: (a) due authorization by the Board of Directors of RAIT GP in RAIT GP's capacity as general partner of the Operating Partnership of the issuance, execution and delivery by the Operating Partnership of the Debt Securities; (b) due authorization by the Board of Trustees of the execution and delivery by the Company of the Guaranties; (c) due authorization by the Board of Directors of RAIT GP in RAIT GP's capacity as general partner of the Operating Partnership of the execution and delivery by the Operating Partnership of the Indenture and any necessary and appropriate supplements, amendments or modifications to the Indenture (collectively, the "Supplements"); and (d) reservation and due authorization by the Board of Trustees of the issuance of any Preferred Shares and/or any Common Shares issuable upon conversion of the Debt Securities in accordance with the procedures set forth in Paragraphs 1 and 2 above at a minimum price or value of consideration to be set by the Board of Trustees, the Indenture, as supplemented, amended or modified by the Supplements, will have been duly authorized by all necessary corporate action on the part of RAIT GP in its capacity as general partner of the Operating Partnership; the Guaranties will have duly authorized by all necessary trust action on the part of the Company; and the issuance of the Debt Securities by the Operating Partnership will have been duly authorized by all necessary corporate action on the part of RAIT GP acting in its capacity as general partner of the Operating Partnership.

            The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

            This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the
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date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.
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            We consent to your filing this opinion as an exhibit to the
Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                        Very truly yours,



                                    /S/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP